Exhibit 99.1

NEWS RELEASE

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-4590

Lyondell Reports Third Quarter 2004 Results

•	Lyondell reports $50 million or $0.28/share net income

•	Strongest quarterly earnings since third quarter of 2000

•	Continued improvement at each operating entity

•	Debt reduction initiated at Lyondell Chemical Company

•	Lyondell called $200 million of debt during the quarter

•	Equistar distributed $100 million to owners

•	Millennium acquisition scheduled to close on December 1, 2004

HOUSTON, October 28, 2004 – Lyondell Chemical Company (NYSE: LYO) today announced net income for the third quarter of $50 million, or $0.28 per share. This compares to a net loss of $44 million, or $0.27 per share, for the third quarter 2003, and net income of $3 million, or $0.02 per share, for the second quarter 2004.

Table 1 - Lyondell Earnings Summary

Millions of dollars except per share amounts	3Q 2004	3Q 2003	2Q 2004	1st Nine Months 2004	1st Nine Months 2003
Sales and other operating revenues	$1,307	$954	$1,161	$3,573	$2,856
Net income (loss)	50	(44)	3	38	(225)
Basic and diluted earnings (loss) per share	0.28	(0.27)	0.02	0.21	(1.40)
Weighted average shares outstanding (millions)	178.1	161.6	177.1	177.5	161.0

Table 2 - Lyondell and Proportionate Share of Ventures - Supplemental Financial Data

Millions of dollars	3Q 2004	3Q 2003	2Q 2004	1st Nine Months 2004	1st Nine Months 2003
Proportionate sales and other operating revenues(a)	$3,935	$2,717	$3,427	$10,529	$8,128
Proportionate EBITDA(b)	354	207	287	900	446

(a)	See Table 6 for components of proportionate share of sales and other operating revenues.
(b)	See Table 7 for a reconciliation of net income (loss) to proportionate EBITDA and Table 8 for Lyondell’s income statement information.

Lyondell Chemical Company www.lyondell.com

Compared to the third quarter of 2003, results turned positive as improved performance at each entity led to a $94 million, or $0.55 per share, improvement in quarterly results.

For the first nine months of 2004, Lyondell’s net income was $38 million, a $263 million improvement versus the first nine months of 2003. Each of the Lyondell companies contributed to this improvement with increased Equistar margins and volumes contributing the largest portion. For the first nine months of 2004, sales volumes for Equistar’s ethylene and ethylene derivatives, as well as Lyondell’s propylene oxide (PO) and PO derivatives, have increased by approximately 11 percent and 16 percent, respectively, versus the same period in 2003.

Compared to the second quarter of 2004, margin improvements coupled with volume increases in most key products led to a $47 million net income improvement. These improvements followed trends established late in 2003, as aggregate quarterly product prices more than offset the impact of increased raw material and energy costs.

“For the past year we have benefited from improving performance in the majority of our key products,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Volume growth across most products as well as margin improvements in ethylene glycol, propylene, and fuel products were early contributors. Strength in these areas continued during the third quarter and results have been further enhanced by strengthening in benzene, polyethylene, and propylene oxide derivatives. These improvements, coupled with a growing confidence in the industry cycle, positioned Equistar to make its first cash distribution since the summer of 2000 and enabled Lyondell to call $200 million of its outstanding debt during the quarter.”

OUTLOOK

Industry conditions have continued to be quite strong through October. Price increase activity is underway in almost all products in response to strong supply/demand fundamentals and the current high level of crude oil and natural gas prices. Products with strong seasonal dependencies such as MTBE and deicers have followed typical seasonal trends (i.e., MTBE margins decrease, deicer volumes increase); in aggregate, this historically has reduced fourth-quarter IC&D results compared to the third quarter.

Lyondell Chemical Company www.lyondell.com	2

“Solid global sales volume growth has tightened industry supply/demand conditions, which in turn have led to modest margin improvement despite significant increases in raw material costs,” said Smith. “It appears that, barring a significant economic slowdown or global disruption, these industry conditions and resulting improving cyclical trends will continue. While it is difficult to quantify the potential near-term earnings impacts of raw material volatility and seasonality, positive longer-term trends appear to be well established. We fully expect that conditions will allow us to continue our focus on debt reduction.

“Additionally, we look forward to closing the Millennium acquisition on December 1 and benefiting from the subsequent ownership of 100 percent of Equistar as well as the Millennium product lines as the long-awaited upturn progresses.”

LYONDELL AND JOINT VENTURES

Lyondell’s operations comprise: Lyondell’s Intermediate Chemicals and Derivatives (IC&D) segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LYONDELL-CITGO Refining LP (LCR), a joint venture with CITGO Petroleum Corp.

Lyondell’s Intermediate Chemicals & Derivatives (IC&D) Segment – The IC&D segment includes propylene oxide (PO) and derivatives, MTBE, styrene and TDI.

Table 3 - IC&D Financial Overview

Millions of dollars	3Q 2004	3Q 2003	2Q 2004	1st Nine Months 2004	1st Nine Months 2003
Sales and other operating revenues	$1,307	$954	$1,161	$3,573	$2,856
Operating income (loss)(a)	49	20	20	92	(4)
EBITDA(a)	100	84	82	268	185

(a)	See Table 7 for a reconciliation of Lyondell’s net income (loss) to EBITDA and Table 8 for Lyondell’s IC&D operating income (loss) and net income (loss).

Lyondell Chemical Company www.lyondell.com	3

Third-quarter 2004 results include a $6 million charge related to the early retirement of $100 million of debt.

3Q04 v. 2Q04 – Compared to the second quarter, PO and PO derivative margins improved by approximately $15 million as price increases offset earlier increases in propylene raw material costs. Sales volumes in these products continued to be strong and increased slightly. Styrene results improved by approximately $10 million based on European margin improvements and increased U.S. sales volumes. MTBE performance continued to be strong at second-quarter levels. TDI results were relatively unchanged versus the second quarter of 2004.

3Q04 v. 3Q03 – Operating income increased by $29 million versus the year-ago quarter. Increased MTBE margins and PO and PO derivative product volumes and margins contributed to the improvement. Styrene results were slightly lower as lower margins were only partially offset by increased sales volume. TDI results were relatively unchanged.

Equistar Chemicals, LP – Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals and polymers segments.

Table 4 - Equistar Financial Overview – 100% Basis

Millions of dollars	3Q 2004	3Q 2003	2Q 2004	1st Nine Months 2004	1st Nine Months 2003
Sales and other operating revenues	$2,439	$1,642	$2,099	$6,500	$4,880
Operating income (loss)	129	12	99	289	(60)
Net income (loss)(a)	72	(40)	43	120	(235)
EBITDA(a)	208	87	175	519	148

(a)	See Table 7 for a reconciliation of Equistar’s net income (loss) to EBITDA

3Q04 v. 2Q04 – Reflecting the continuation of second quarter industry trends, net income improved by $29 million. Margin improvements in ethylene derivatives (polyethylene and ethylene oxygenates) were the key contributors as price increases outpaced ethylene raw material costs. Ethylene sales margins were relatively unchanged as ethylene and co-product price increases largely offset raw material costs. Total raw material costs increased by more than $160 million versus the prior quarter. Ethylene and ethylene derivative volumes continued to increase, growing by approximately 65 million pounds or approximately 2.5 percent versus the second quarter.

Lyondell Chemical Company www.lyondell.com	4

3Q04 v. 3Q03 – Net income improved by $112 million as a result of increased product margins supplemented by increased sales volumes. Average quarterly prices for ethylene and its major derivatives (polyethylene and ethylene glycol) ranged from 6½ cents per pound to 8½ cents per pound higher than during the third quarter of 2003. Equistar’s average cost-of-ethylene-production metric increased by approximately 4½ cents per pound versus the same period last year, driven by the increased cost of crude oil and natural gas-based raw materials. Compared to the third quarter of 2003, ethylene and ethylene derivative sales volumes increased by approximately 140 million pounds or 5.5 percent. Third-quarter 2003 results included an $11 million charge for the write-off of an R&D facility.

LYONDELL-CITGO Refining LP (LCR) – Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil.

Table 5 - LCR Financial Overview – 100% Basis

Millions of dollars	3Q 2004	3Q 2003	2Q 2004	1st Nine Months 2004	1st Nine Months 2003
Sales and other operating revenues	$1,546	$1,030	$1,339	$4,039	$3,118
Operating income	139	77	111	351	182
Net income(a)	147	69	103	341	155
EBITDA(a)	182	105	139	452	267

(a)	See Table 7 for a reconciliation of LCR’s net income to EBITDA.

Third-quarter 2004 results benefited from the receipt of $14 million related to a third-party contract settlement. However, the results also include a non-cash charge of $9 million for the write-off of obsolete equipment.

3Q04 v. 2Q04 – LCR’s income continued to set new profitability records. Processing rates for Venezuelan contract crude (CSA) averaged 243,000 barrels per day while total crude volumes averaged 278,000 barrels per day. Continued strong spot crude margins, aromatics margins and operating efficiencies also contributed to the record quarterly results.

Lyondell Chemical Company www.lyondell.com	5

3Q04 v. 3Q03 – Results improved $78 million versus the third quarter of 2003 primarily as a result of increased crude oil and aromatic product margins. Strong operations and resulting increased crude oil processing volumes also contributed to the substantial earnings increase.

CONFERENCE CALL

Lyondell will host a conference call today, October 28, 2004, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Director of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 484-644-0641 (international). The passcode for each number is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET October 28 to 5 p.m. ET November 5. The dial-in numbers are 800-839-8797 (U.S.) and 402-998-1603 (international). Passcode for each is 5549. Web replay will be available at 2:30 p.m. ET October 28 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results

Lyondell Chemical Company www.lyondell.com	6

could differ materially, based on factors including, but not limited to: availability, cost and price volatility of raw materials; uncertainties associated with the US and worldwide economies; current and potential governmental regulatory actions; terrorist acts; operating interruptions; cyclical nature of the chemical and refining industries; competitive products and pricing; industry production capabilities; supply/demand balances; access to capital markets; technological developments; business strategies and other risk factors. In the case of any forward-looking statements relating to the proposed transaction between Lyondell Chemical Company (“Lyondell”) and Millennium Chemicals Inc. (“Millennium”), the following factors, among others, could affect the proposed transaction and the anticipated results: approval by Lyondell’s and Millennium’s respective shareholders, and the parties’ ability to achieve expected synergies in the transaction within the expected timeframes or at all. All of such forward-looking statements are based upon the current beliefs and expectations of Lyondell’s management and are subject to significant risks and uncertainties. Additional factors that could cause Lyondell’s results to differ materially from those described in the forward-looking statements can be found in Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2004, and Lyondell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which will be filed with the SEC in November 2004.

In addition, on October 15, 2004, Lyondell filed with the SEC the definitive joint proxy statement/prospectus regarding the proposed transaction between Lyondell and Millennium. Investors and security holders are urged to read that document and any other relevant documents filed or that will be filed with the SEC, as they become available, because they contain, or will contain, important information. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents filed by Lyondell and Millennium with the SEC at the SEC’s web site at www.sec.gov. The definitive joint proxy statement/prospectus and the other documents filed by Lyondell may also be obtained free from Lyondell by calling Lyondell’s Investor Relations department at (713) 309-4590.

###

Lyondell Chemical Company www.lyondell.com	7

Table 6 - Unaudited Financial and Operating Information

	Lyondell Chemical Company		Joint Ventures		Lyondell and Proportionate Share of Equity Investments (a)
(Millions of dollars)			Equistar 100%	LCR 100%
Three months ended September 30, 2004:
Sales and other operating revenues (b)	$1,307		$2,439	$1,546	$3,935
SG&A and R&D	63		55	14	110
EBITDA	100		208	182	354
Depreciation and amortization	59		81	29	131
Interest expense, net	108		55	6	150
Net income	50	(c)
Capital expenditures	16		28	13	43
Cash dividends	32
Three months ended September 30, 2003:
Sales and other operating revenues (b)	$954		$1,642	$1,030	$2,717
SG&A and R&D	43		57	14	91
EBITDA	84		87	105	207
Depreciation and amortization	66		76	28	134
Interest expense, net	106		51	8	147
Net loss	(44	)(c)
Capital expenditures	9		28	8	33
Cash dividends	28
Three months ended June 30, 2004:
Sales and other operating revenues (b)	$1,161		$2,099	$1,339	$3,427
SG&A and R&D	57		49	15	100
EBITDA	82		175	139	287
Depreciation and amortization	64		77	28	132
Interest expense, net	108		55	8	151
Net income	3	(c)
Capital expenditures	16		22	14	40
Cash dividends	32

(a)	This column reflects Lyondell’s 100% owned operations and its pro rata share of each joint venture’s operations, which is not a presentation in accordance with generally accepted accounting principles. Lyondell has a 70.5% interest in Equistar Chemicals, LP (“Equistar”) and a 58.75% interest in LYONDELL-CITGO Refining LP (“LCR”).
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Includes income (loss) from equity investments in Equistar and LCR.

Table 7 - Reconciliation of Net Income (Loss) to EBITDA

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(Millions of dollars)	2004	2003		2004	2003
LYONDELL
Net income (loss)	$50	$(44)	$3	$38	$(225)
Add:
Provision for (benefit from) income taxes	26	(27)	3	20	(121)
Interest expense, net	108	106	108	325	288
Depreciation and amortization	59	66	64	186	184
(Income) loss from equity investment in Equistar	(54)	26	(33)	(93)	158
Income from equity investment in LCR	(89)	(43)	(63)	(208)	(99)

IC&D EBITDA	$100	$84	$82	$268	$185

EQUISTAR
Net income (loss)	$72	$(40)	$43	$120	$(235)
Add:
Depreciation and amortization	81	76	77	234	230
Interest expense, net	55	51	55	165	153

EBITDA	$208	$87	$175	$519	$148

Lyondell Proportionate Share - 70.5%	$147	$61	$123	$366	$104

LCR
Net income	$147	$69	$103	$341	$155
Add:
Depreciation and amortization	29	28	28	87	85
Interest expense, net	6	8	8	24	27

EBITDA	$182	$105	$139	$452	$267

Lyondell Proportionate Share - 58.75%	$107	$62	$82	$266	$157

EBITDA - Lyondell and Proportionate Share of Equity Investments
Lyondell EBITDA	$100	$84	$82	$268	$185
70.5% of Equistar EBITDA	147	61	123	366	104
58.75% of LCR EBITDA	107	62	82	266	157

Lyondell and Proportionate Share of Equity Investments	$354	$207	$287	$900	$446

Table 8 - Lyondell Unaudited Income Statement Information

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(Millions of dollars, except per share data)	2004	2003		2004	2003
Sales and other operating revenues	$1,307	$954	$1,161	$3,573	$2,856
Cost of sales	1,195	891	1,084	3,308	2,713
Selling, general and administrative expenses	55	34	49	149	121
Research and development expenses	8	9	8	24	26

Operating income (loss)	49	20	20	92	(4)
Income (loss) from equity investment in Equistar	54	(26)	33	93	(158)
Income from equity investment in LCR	89	43	63	208	99
Income (loss) from other equity investments	1	(4)	1	3	(10)
Interest expense, net	(108)	(106)	(108)	(325)	(288)
Other income (expense), net	(9)	2	(3)	(13)	15

Income (loss) before income taxes	76	(71)	6	58	(346)
Provision for (benefit from) income taxes	26	(27)	3	20	(121)

Net income (loss)	$50	$(44)	$3	$38	$(225)

Basic and diluted earnings (loss) per share:	$0.28	$(0.27)	$0.02	$0.21	$(1.40)

Weighted average shares (in millions) (a):
Basic	178.1	161.6	177.1	177.5	161.0

Diluted	179.9	161.6	177.8	178.7	161.0

(a)	Lyondell sold 13.8 million shares of common stock in October 2003, including 2.7 million shares to Occidental Chemical Holding Corporation (“OCHC”). In addition, Lyondell paid a dividend to OCHC by issuing shares of Series B common stock each quarter beginning in December 2002 in lieu of a dividend payment in cash.

Table 9 - Lyondell Intermediate Chemicals and Derivatives Segment - Sales Volumes

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(In millions)	2004	2003		2004	2003
PO and derivatives (pounds) (a)	909	816	875	2,786	2,459
Co-products:
Styrene monomer (pounds)	962	865	830	2,723	2,514
MTBE and other TBA derivatives (gallons)	269	292	284	825	871

(a)	Includes propylene oxide (“PO”), PO derivatives and isocyanates.

Table 10 - Lyondell Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2004	2003
Net income (loss)	$38	$(225)
Adjustments:
Depreciation and amortization	186	184
(Income) loss from equity investments	(304)	69
Distributions of earnings from affiliates	281	101
Deferred income taxes	16	(122)
Gain on sale of equity interest	—	(18)
Changes in assets and liabilities:
Accounts receivable	(98)	3
Inventories	(24)	12
Accounts payable	47	(5)
Accrued interest	74	79
Income taxes refundable, net of payable	2	36
Other assets and liabilities, net	38	22

Cash provided by operating activities	256	136

Expenditures for property, plant and equipment (a)	(43)	(247)
Distributions from affiliates in excess of earnings	105	118
Contributions and advances to affiliates (b)	(32)	(102)
Maturity of other short-term investments	—	44
Proceeds from sale of equity interest	—	28

Cash provided by (used in) investing activities	30	(159)

Issuance of long-term debt	—	318
Repayment of long-term debt	(105)	(103)
Dividends paid	(95)	(85)
Other	8	(3)

Cash provided by (used in) financing activities	(192)	127

Effect of exchange rate changes on cash	(1)	3

Increase in cash and cash equivalents	$93	$107

(a)	Includes the May 2003 purchase of the BDO-2 facility for $218 million, which Lyondell previously leased.
(b)	Includes cash contributions to European PO Joint Venture and the U.S. PO Joint Venture of $4 million and $63 million during the nine-month periods ended September 30, 2004 and September 30, 2003, respectively. Also includes capitalized interest related to the Maasvlakte PO/SM plant of $15 million during the nine-month period ended September 30, 2003.

Table 11 - Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2004	December 31, 2003
Cash and cash equivalents	$531	$438
Accounts receivable, net (a)	542	449
Inventories	369	347
Prepaid expenses and other current assets	70	82
Deferred tax assets	243	43

Total current assets	1,755	1,359
Property, plant and equipment, net	2,521	2,640
Investments and long-term receivables:
Investment in Equistar	985	965
Investment in PO joint ventures	826	866
Investment in and receivable from LCR	161	232
Other investments and long-term receivables	89	85
Goodwill, net	1,080	1,080
Other assets, net	380	406

Total assets	$7,797	$7,633

Accounts payable	$473	$431
Current maturities of long-term debt	100	—
Accrued liabilities	332	268

Total current liabilities	905	699
Long-term debt	3,952	4,151
Other liabilities	705	680
Deferred income taxes	1,003	792
Minority interest	142	155
Stockholders’ equity (179,206,023 and 176,792,587 shares outstanding at September 30, 2004 and December 31, 2003, respectively)	1,090	1,156

Total liabilities and stockholders’ equity	$7,797	$7,633

(a)	See Table 21 for accounts receivable sold.

Table 12 - Lyondell Selected Equity Investment Activity

(Millions of dollars)	For the three months ended September 30, 2004	For the nine months ended September 30, 2004
Investment in Equistar, beginning of period	$1,002	$965
Lyondell’s share of Equistar net income	54	93
Cash distributions from Equistar	(71)	(71)
Lyondell’s share of Equistar other comprehensive loss	—	(2)

Investment in Equistar, end of period	$985	$985

Investment in LCR, beginning of period	$(20)	$3
Lyondell’s share of LCR net income	89	208
Cash distributions from LCR	(148)	(308)
Cash contributions to LCR	10	28
Other	1	1

Investment in LCR, end of period	(68)	(68)
LCR receivable, beginning and end of period	229	229

Investment in and receivable from LCR, end of period	$161	$161

Table 13 - Equistar Unaudited Income Statement Information

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(Millions of dollars)	2004	2003		2004	2003
Sales and other operating revenues (a)	$2,439	$1,642	$2,099	$6,500	$4,880
Cost of sales	2,255	1,561	1,951	6,063	4,754
Selling, general and administrative expenses	47	47	41	129	131
Research and development expenses	8	10	8	23	29
(Gain) loss on asset dispositions	—	12	—	(4)	26

Operating income (loss)	129	12	99	289	(60)
Interest expense, net	(55)	(51)	(55)	(165)	(153)
Other expense, net	(2)	(1)	(1)	(4)	(22)

Net income (loss) (b)	$72	$(40)	$43	$120	$(235)

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, Equistar is not subject to federal income taxes.

Table 14 - Equistar Unaudited Segment Financial and Operating Information

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(Millions of dollars)	2004	2003		2004	2003
Sales and other operating revenues (a)
Petrochemicals segment	$2,277	$1,491	$1,967	$6,110	$4,508
Polymers segment	667	517	603	1,827	1,476
Intersegment eliminations	(505)	(366)	(471)	(1,437)	(1,104)

Total	$2,439	$1,642	$2,099	$6,500	$4,880

Operating income (loss)
Petrochemicals segment	$132	$66	$136	$372	$119
Polymers segment	32	(19)	(6)	12	(81)
Unallocated	(35)	(35)	(31)	(95)	(98)

Total	$129	$12	$99	$289	$(60)

Depreciation and amortization
Petrochemicals segment	$62	$58	$59	$178	$171
Polymers segment	13	13	13	40	43
Unallocated	6	5	5	16	16

Total	$81	$76	$77	$234	$230

EBITDA (b)	$208	$87	$175	$519	$148

Sales Volumes (millions) (a)
Selected petrochemical products:
Ethylene, propylene and other olefins (pounds)	4,568	3,976	4,383	13,228	11,620
Aromatics (gallons)	99	96	80	272	288
Polymers products (pounds)	1,536	1,405	1,514	4,451	3,945

(a)	Sales and other operating revenues and sales volumes include sales to affiliates.
(b)	See Table 7 for reconciliation of Equistar’s net income (loss) to EBITDA.

Table 15 - Equistar Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2004	December 31, 2003
Cash and cash equivalents	$147	$199
Accounts receivable, net (a)	813	608
Inventories	497	408
Prepaid expenses and other current assets	34	46

Total current assets	1,491	1,261
Property, plant and equipment, net	3,198	3,334
Investments	60	60
Other assets, net	376	373

Total assets	$5,125	$5,028

Accounts payable	$581	$513
Current maturities of long-term debt	1	—
Accrued liabilities	233	241

Total current liabilities	815	754
Long-term debt	2,312	2,314
Other liabilities and deferred revenues	380	359
Partners’ capital	1,618	1,601

Total liabilities and partners’ capital	$5,125	$5,028

(a)	See Table 22 for accounts receivable sold.

Table 16 - Equistar Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2004	2003
Net income (loss)	$120	$(235)
Adjustments:
Depreciation and amortization	234	230
Deferred maintenance turnaround expenditures	(55)	(65)
Deferred revenues	—	159
Debt prepayment charges and premiums	—	19
(Gain) loss on asset dispositions	(4)	26
Changes in assets and liabilities:
Accounts receivable (a) (b)	(205)	56
Inventories	(89)	(36)
Accounts payable	80	(8)
Accrued interest	(16)	(29)
Other assets and liabilities, net	11	(19)

Cash provided by operating activities	76	98

Expenditures for property, plant and equipment	(69)	(62)
Proceeds from sales of assets	41	69

Cash provided by (used in) investing activities	(28)	7

Net repayment under lines of credit	—	29
Issuance of long-term debt	—	439
Repayment of long-term debt	—	(469)
Distributions to owners	(100)	—
Other	—	(3)

Cash used in financing activities	(100)	(4)

Increase (decrease) in cash and cash equivalents	$(52)	$101

(a)	See Table 22 for accounts receivable sold.
(b)	In consideration of discounts offered to certain customers for early payment for product, some receivable amounts were collected in September 2004 and 2003 that otherwise would have been expected to be collected in October of the respective years. This included $51 million and $33 million from OCHC in September 2004 and 2003, respectively.

Table 17 - LCR Unaudited Income Statement Information

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
(Millions of dollars)	2004	2003		2004	2003
Sales and other operating revenues (a)	$1,546	$1,030	$1,339	$4,039	$3,118
Cost of sales	1,393	939	1,213	3,643	2,894
Selling, general and administrative expenses	14	14	15	45	42

Operating income	139	77	111	351	182
Interest expense, net	(6)	(8)	(8)	(24)	(27)
Other income	14	—	—	14	—

Net income (b)	$147	$69	$103	$341	$155

EBITDA (c)	$182	$105	$139	$452	$267

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.
(c)	See Table 7 for reconciliation of LCR’s net income to EBITDA.

Table 18 - LCR Operating Information

	For the three months ended			For the nine months ended September 30,
	September 30,		June 30, 2004
	2004	2003		2004	2003
Sales Volumes (a)
Refined products (thousand barrels per day):
Gasoline	117	127	121	118	118
Diesel and heating oil	99	84	99	96	83
Jet fuel	20	18	14	17	18
Aromatics	9	7	9	9	8
Other refined products	99	91	87	92	90

Total refined products volumes	344	327	330	332	317

Refinery Runs
Crude processing rates (thousand barrels per day):
Crude Supply Agreement	243	229	233	238	223
Other crude oil	35	36	40	35	39

Total crude oil	278	265	273	273	262

(a)	Sales volumes include sales to affiliates.

Table 19 - LCR Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2004	December 31, 2003
Total current assets	$409	$316
Property, plant and equipment, net	1,209	1,240
Other assets, net	66	81

Total assets	$1,684	$1,637

Current maturities of long-term debt	$5	$—
Other current liabilities	662	386
Long-term debt	444	450
Loans payable to partners	264	264
Other liabilities	105	114
Partners’ capital	204	423

Total liabilities and partners’ capital	$1,684	$1,637

Table 20 - LCR Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2004	2003
Cash flow from operations	$522	$279
Capital expenditures	42	36
Depreciation and amortization	87	85

Table 21 - Reconciliation of Lyondell’s Days of Working Capital

(Millions of dollars)	September 30, 2004	June 30, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable	$542	$497	$449
Inventories	369	327	347
Accounts payable	(473)	(470)	(431)

Total	438	354	365
Add: Accounts receivable sold (b)	75	75	75

Adjusted working capital	$513	$429	$440

Days of Working Capital:
Sales and other operating revenues for the three months ended	$1,307	$1,161	$945
Number of days in quarter	92	91	92
Sales per day	$14.2	$12.8	$10.3
Days of working capital (c)	36	34	43

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s and Equistar’s responsibility for administration and collection of said amounts.
(c)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 22 - Reconciliation of Equistar’s Days of Working Capital

(Millions of dollars)	September 30, 2004	June 30, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable (b)	$813	$732	$608
Inventories	497	512	408
Accounts payable	(581)	(571)	(513)

Total	729	673	503
Add: Accounts receivable sold (c)	120	122	102

Adjusted working capital	$849	$795	$605

Days of Working Capital:
Sales and other operating revenues for the three months ended	$2,439	$2,099	$1,665
Number of days in quarter	92	91	92
Sales per day	$26.5	$23.1	$18.1
Days of working capital (b) (d)	32	34	33

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	In consideration of discounts offered to certain customers for early payment for product delivered in September 2004, some receivable amounts were collected in September 2004 that otherwise would have been expected to be collected in October 2004, including $51 million from OCHC. Similarly, in June 2004 and December 2003, $42 million and $41 million, respectively, was received from OCHC. Had these early payments not been received, days of working capital would have been 34 days, 36 days and 36 days at September 30 and June 30, 2004 and December 31, 2003, respectively.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s and Equistar’s responsibility for administration and collection of said amounts.
(d)	Days of working capital are calculated as adjusted working capital divided by sales per day.